BANG & OLUFSEN AMERICA, INC.
                  PRIME SITE MARKETING AGREEMENT (UNION SQUARE)

     This Agreement. made as of the 6th day of January, 1999, between Bang & Olufsen America, Inc., a Delaware corporation (hereinafter referred to as "BOA") and Harvey Electronics, Inc., a New York corporation whose principal place of business is 205 Chubb Avenue, Lyndhurst, New Jersey 07071 (hereinafter referred to as "Dealer") and which desires to do business as provided herein at certain retail space commonly known as 927 Broadway, New York, New York (hereinafter referred to as the "Premises"), under the assumed name of Bang & Olufsen - Union Square

     WHEREAS, BOA is the exclusive distributor in the United States of high quality audio and video products produced by Bang & Olufsen a/s of Denmark and its subsidiaries and affiliates (hereinafter collectively referred to as "B&O a/s") and sold under B&O's Proprietary Marks (as defined below), including the trademark "Bang & Olufsenr",

     WHEREAS, in furtherance of the Prime Site System (as defined below), BOA will grant to selected dealers the right to conduct business using the trade name "Bang & Olufsenr" and featuring B&O's Proprietary Marks in selected locations under certain terms and conditions,

     WHEREAS, BOA wishes to encourage and support the establishment of Prime Site retail stores of a high standard and with a common and distinctive appearance, the business of which will be the sale, installation and maintenance of "Bang & Olufsenr" products under special systems of operation for Prime Sites developed by BOA,

     WHEREAS, Dealer wishes to operate a Prime Site at the location designated below, using the Prime Site System and B&O's Proprietary Marks, and

     WHEREAS,   Dealer   acknowledges  the  importance  of  maintaining  uniform
procedures, policies and standards of quality, presentation and service as required under the Prime Site System.

     In consideration of the mutual promises herein contained, the parties hereto agree as follows:

     I. APPOINTMENT OF DEALER AND TERMS OF APPOINTMENT

     A. BOA, as the exclusive agent of B&O a/s the United States for distributing and implementing the Prime Site System as licensee of B&O's Proprietary Marks in connection with that system, hereby designates Dealer as one of its authorized Prime Site dealers in the United States. As a Prime Site dealer, Dealer shall sell audio and video products produced by B&O a/s and sold under B&O's Proprietary Marks. Dealer shall operate solely under the assumed name set forth on the first page of this Agreement, unless BOA shall otherwise consent. BOA grants Dealer the right to use the Prime Site System and B&O's Proprietary Marks for the purpose of establishing and operating a Prime Site at the Premises (all capitalized terms as defined below) in accordance with the terms of this Agreement and of the Manual (as defined below). Dealer hereby accepts such appointment under the terms and conditions herein set forth.

     B. In granting Dealer the appointment described above, BOA reserves the right to increase or decrease the number of authorized Prime Site dealers in any area at any time. Further. this Agreement. and the appointment of Dealer under it, shall not restrict the right of BOA to increase or decrease the number of its authorized dealers in any area at any time or otherwise restrict the right of BOA to sell "Bang & Olufsenr" products.

     C. Certain operating and other provisions applicable to the Business are set forth in the Rider attached to this Agreement as Exhibit No.1.

     II. DEFINITIONS. In this Agreement:

     A. The phrase "B&O's Proprietary Marks" means "Bang & Olufsenr" and the other trademarks, trade names and service marks of B&O a/s and BOA. whether or not those trademarks, trade names and service marks are registered and whether or not they exist now or are acquired in the future.

     B. The term "Business" means the business to be operated by the Dealer at the Premises under the name "Bang & Olufsenr" as provided for by this Agreement, the Exhibits to it and the Manual.

     C.  The  phrase  "Distinctive  Shop  Fittings"  means  all  shop  fittings, including, without limitation, facade, signs, fixtures (including trade fixtures), decorations and other display elements sold or leased by BOA and/or its affiliates to Dealer for use at the Premises.

     D. The phrase "Lease Documents" means those agreements relating to the lease of the Premises, copies of which are attached hereto as Exhibit No.2, collectively, and all amendments and supplements thereto.

     E. The term "Manual" means the written specification of the Prime Site System supplied by BOA, as amended or updated by BOA from time to time.

     F. The phrase "Prime Site" means a retail store for Products operated in accordance with the Prime Site System.

     G. The phrase "Prime Site System" means the distinctive business format and methods of operation and the designs developed by BOA for the interior and exterior appearance of Prime Sites, as specified in the Manual and other written advice given by BOA from time to time.

     H. The term "Products" means the audio and video products produced by B&O a/s and sold under the trademark "Bang & Olufsenr" or under other of B&O's Proprietary Marks, and where the context permits, the customer services to be made available in the Business in accordance with the Manual.

     III. THE MANUAL.

     A. The Manual is an integral part of this Agreement. It describes the Prime Site System and specifies the support provided by BOA and the obligations of the Dealer in setting up and operating the Business.

     B. Dealer shall comply with all its obligations as set out in the Manual except insofar as they are inconsistent with an expressed term of this Agreement or are varied by BOA in writing. Failure to do so will be a breach of this Agreement.

     C. BOA will give Dealer written notice of updates and amendments to the Manual, which will be in effect immediately unless such notice otherwise states.

     D. BOA will give Dealer sufficient copies of the Manual and its updates and amendments. Dealer agrees to keep the copies secure and confidential, make no further copies, provide access to the Manual only to responsible members of its staff, and ensure that its contents are not disclosed to unauthorized staff or any third parties.

     IV. PURCHASE OF THE PRODUCTS.

     A. BOA agrees to sell the Products to Dealer, which agrees to purchase the Products from BOA in accordance with the terms and conditions set forth herein. BOA reserves the right to change any terms or conditions relating to purchase and sale of the Products, including but not by way of limitation, price and payment terms, at any time.

     B. All orders from Dealer are subject to acceptance by BOA at its principal office in Mount Prospect, Illinois, or wherever subsequently relocated. BOA shall have the right to cancel any orders placed by Dealer or refuse or delay the shipment thereof if Dealer shall fail to keep its account current or to meet payment schedules or other credit or financial requirements established by BOA, or, if in BOA's sole opinion Dealer's credit shall become impaired, or Dealer has otherwise violated the terms and conditions of this Agreement or the Lease Documents. BOA expressly reserves the right to change credit or financial requirements for dealers at any time. The cancellation of such orders or the withholding of shipments by BOA shall not be construed as termination or breach of this Agreement by BOA. BOA will otherwise use its best reasonable efforts to make deliveries within a reasonable time in accordance with orders accepted from Dealer, but it shall not be liable to Dealer for any damages, consequential or otherwise, for any error in the filling of orders, or for failure to deliver or delay in delivery. In the event of BOA's inability to supply the total demands made by its dealers for the Products, for any reason, BOA shall have the right to apportion the available Products among any or all of its dealers in such manner and make delivery at such times as it may deem appropriate.

     C. The Products shall be sold to Dealer at prices and terms established by BOA and in effect at the time of acceptance of each of Dealer's orders. BOA shall have the right to reduce or increase prices to Dealer at any time without notice to Dealer. When a new price schedule is issued by BOA, it shall automatically supersede all prior schedules on and after its effective date.

     D. Prices of the Products shall not include taxes of any nature, however denominated, and Dealer shall pay such taxes in full when invoiced by BOA or, in lieu thereof, shall provide BOA with tax exemption certificates acceptable to appropriate taxing authorities.

     E. In the event of a decrease in published current dealer prices (except as described hereinafter in this Section), Dealer shall be paid or credited with money or provided Product of a value equal to the difference between the price actually paid (less applicable special allowances and cash discounts, if any) by Dealer for all Products in Dealer's unsold inventory for which payment has been received by BOA and which were shipped to Dealer by BOA during the ninety (90) day period prior to the effective date of the new dealer price applicable to such Products, provided that Dealer submits an inventory report to BOA within thirty (30) days after notification of such price decrease, and that such report is verified to BOA's satisfaction. In the event of a decrease in published current dealer prices in connection with a product "close-out." BOA shall have the option to determine, in its sole discretion, whether, and if so, to what extent to provide Dealer with the price protections described in the preceding sentence.

     V. ADDITIONAL SERVICES OF BOA. Throughout the term of this Agreement, BOA may, but shall not be obligated to, provide administrative, marketing and management support and know-how to Dealer, which shall include:

     A. Training courses for Dealer's staff, to be held at such times and places as BOA may prescribe.

     B. Regular consultation with and advice from BOA specialists, including periodic visits to the Premises by such advisers as BOA considers appropriate.

     C. Advice and updates on shop display, refurbishment, equipment layout, decor and signs.

     D. Development of advertising, promotional and direct mail programs, including sales material and assistance with arranging display areas for that material.

     E. Development of tape and software updates to run the computerized Product demonstration facility included in the Prime Site System.

     F. Provision of standard formats for all stationery, documents and promotional materials used in the Business.

     VI. ADDITIONAL OBLIGATIONS OF DEALER. Dealer agrees to conduct the Business as a high quality, distinctive retail store in accordance with the Prime Site System, and agrees specifically:

     A. To sell or provide in the course of the Business only the Products that Dealer purchases from BOA, together with such additional goods or services as BOA may specifically require or authorize as set forth on Exhibit No.5 attached hereto and made a part hereof, as the same may be modified or supplemented from time to time by written agreement of BOA and Dealer; provided. however, that the merchandising of such additional goods and services from time to time shall be subject to BOA's prior approval. Prior to opening the Business for retail trade, Dealer shall purchase Products from BOA in sufficient quantities for display and initial inventory to meet the requirements provided in the Manual. Dealer acknowledges that BOA is entitled at any time to require it to withdraw existing goods or services or to make available new goods or services. which may include the introduction of new business items to further attract attention to the main business of the Business.

     B. To comply with all provisions of the Lease Documents.

     C. To observe strictly the provisions of the Manual, except as they may be modified in writing by BOA.

     D. To not, directly or indirectly, sell, aid or facilitate in any way the sale of Products from a location other than the Premises, as defined above, without specific written authority from BOA to sell the Products at such other location. Dealer further agrees to not sell the Products in connection with any solicitation by telephone, mail order, Internet or other electronic means, and agrees to engage in reasonable efforts to provide each retail customer with an in-person demonstration of the Products; provided, however, that Dealer may advertise, but not sell. Products on the Internet; provided, however, that any list or description of Products shall be made by means of a link to the Bang & Olufsenr Web Site or by such other means as BOA may approve in writing from time to time.

     E. To use B&O's Proprietary Marks and materials copyrighted by B&O a/s or BOA only in store displays, newspaper, magazine, radio and television and other advertising material promoting the Business. Dealer agrees not to use, or cause the use of, B&O's Proprietary Marks or such copyrighted materials in any unlawful manner in advertising or otherwise, or in any manner which may directly or indirectly tend to lessen the value and goodwill of B&O's Proprietary Marks and such copyrights. Dealer agrees not to use B&O's Proprietary Marks as part of Dealer's own name or business identity, except in the trade name of the Business. Nothing contained herein shall give to Dealer any interest in B&O's Proprietary Marks and copyrighted materials of B&O a/s or BOA, except the license to use them as provided herein. Dealer's right to use B&O's Proprietary Marks and such copyrighted materials in any fashion, including without limitation in Dealer's assumed name, and in a Web Site or E-Mail Address, shall terminate immediately upon the termination of this Agreement.

     F. To conform at all times to the standards set out in the Manual with regard to products, services to customers and conduct of the Business.

     G. To ensure that there are sufficient management and staff to properly operate the Business, that all management and staff receive adequate training to enable them to operate the Business to the required standard and that all management and staff maintain the highest standards of dress, conduct, courtesy and service as approved by BOA. The management and staff for the Business shall be employed and compensated solely by Dealer.

     H. To ensure that its management and staff keep confidential the contents of the Manual, the software programs provided and all other information they obtain about the Prime Site System and about the business of BOA and B&O a/s which is not available to the general public, and to not disclose such confidential information to unauthorized staff or to any third party.

     I. To not introduce "improvements" or modifications to the Business which are inconsistent with this Agreement or the Manual without prior written consent of BOA and to permit BOA to incorporate any of Dealer's approved improvements and modifications into BOA's own business and Prime Site System without compensation to Dealer.

     J. To conduct the Business at all times in strict compliance with all applicable federal, state and local laws and regulations. Dealer shall at no time engage in any unfair or unethical trade practices such as "bait and switch" advertising, and shall make no false or misleading representations with regard to B&O a/s, BOA, the Business or the Products.

     K. (1) To permit BOA at all reasonable times (with or without notice) to visit and inspect the Premises, and any warehouse, storage or other facilities maintained in connection with the Business, and to test any equipment there and any Products which are being or have been repaired.

     (2) Within ten (10) days after receipt from BOA of notice in 'writing of any deficiencies or failures of Dealer or the Business to meet BOA's standards of quality, appearance, cleanliness and service, Dealer shall correct all such deficiencies or failures. Such notice by BOA shall constitute a notice of default under this Agreement.

     L. To immediately disclose to BOA any serious customer complaints and any conflicts of interest which might affect the Business, however arising.

     M. To use materials and equipment supplied by BOA or made to designs supplied by BOA only in the Business, in the manner provided for under this Agreement.

     N. To make no statement, representation or claim, and give no warranty relating to the Business or the Products to customers or to the trade, except as authorized in the Manual, in literature about the Products supplied by BOA, or otherwise in writing by BOA.

     0. To maintain adequate records and accounts, audited or reviewed by an established and reputable firm of Certified Public Accountants, give BOA access on demand to the records and accounts, and report on a regular basis to BOA all relevant market data and accounts as required in the Manual using standard communication forms to be provided by BOA.

     P. Before opening the Business for retail trade, to prepare and submit to BOA for review a three-year Business Plan and a one year Operating Plan, both to be consistent with this Agreement and with the Manual.

     Q. To provide reasonable consumer satisfaction in servicing Products. Such service shall be performed in compliance with the standards set out in the Manual by a qualified technician who is an employee of Dealer and has received appropriate training for Product repair and installation provided or approved by BOA. Such repair and installation shall always be carried out to the standards set out in the Manual and to such other conditions as BOA may impose. As to any Product not serviced by Dealer, Dealer shall assist each consumer seeking service therefor by directing the consumer to the closest authorized service center for Products and providing the consumer with the BOA "800" service telephone number.

     R. To pay the charges set out in the Manual or as advised from time to time for each of the services referred to in the Manual, including to pay all of Dealer's own expenses in attending training courses and in complying with its obligations under this Agreement.

     S. To honor such charge and credit cards and other payment plans as may from time to time be issued or approved by BOA and to participate in, comply with the terms of and promote any financial or leasing plans, programs or procedures specified by BOA.

     T. To immediately adopt all new or different marks, names or symbols designated by BOA for use in addition to or substitution for any of B&O's Proprietary Marks then in use, and to immediately discontinue the use of any of B&O's Proprietary Marks the use of which in connection with the Prime Site System BOA has chosen to discontinue or suspend, all at the sole cost and expense of Dealer.

     U. To not change its name or its d/b/a from those shown as such on the first page of this Agreement, unless BOA shall have first consented thereto in writing.

     VII. THE PREMISES

     A. Before the Business is opened, the Premises shall be converted and/or updated to the then current interior and exterior design for the Prime Site System. Without limiting the generality of the foregoing, Dealer agrees to complete all interior and exterior work to the Premises pursuant to plans and specifications approved by Landlord and BOA and shall open for business at the Premises no later than 90 days from the date of this Agreement.

     B. Dealer undertakes:

     (1) At all times to perform and comply with the provisions of the Lease Documents and each lease, sublease or license under which the Premises are held.

     (2) At all times to maintain the standards of decoration, repair and cleanliness of the interior and exterior of the Premises as described in the Manual or approved in writing by BOA.

     (3) Not to dispose of or in any way alter its interest in the Premises except with the prior written consent of BOA.

     (4) To ensure that all necessary consents and approvals for any alterations to the Premises and for carrying on the Business at the Premises are applied for, obtained and diligently observed.

     C. Dealer agrees to purchase or lease such new Distinctive Shop Fittings as BOA may develop for the Prime Site System in replacement of worn-out or outdated shop fittings.

     D. All shop and office equipment and miscellaneous supplies (other than Distinctive Shop Fittings) are to be acquired in accordance with the Manual and paid for by the Dealer.

     E. Dealer shall keep all shop fittings in good condition and keep them fully insured at its own expense.

     VIII. B&O'S PROPRIETARY MARKS AND PRIME SITE SYSTEM.

     A. Dealer recognizes BOA's right to use and to grant to others the right to use B&O's Proprietary Marks, and hereby acknowledges and agrees that it has no claim and will hereafter not assert any claim to ownership of B&O's Proprietary Marks or any registration thereof in any jurisdiction, or to any goodwill associated therewith, by reason of Dealer's licensed use of B&O's Proprietary Marks. Dealer agrees that it does not and will not, during or after the term of this Agreement, dispute the validity of B&O's Proprietary Marks, any registration thereof or the rights of BOA, B&O a/s and their licensees thereto. Dealer agrees that during the term of this Agreement Dealer will not use or imitate any of B&O's Proprietary Marks or the Prime Site System or any of the distinguishing characteristics of either except pursuant to the authorization and license granted pursuant to this Agreement. Dealer further agrees that it shall make use of B&O's Proprietary Marks only in accordance with the standards specified herein, and it shall use them only to refer to and identify Products so marked which are sold in the Business, or the companies involved in the manufacture or distribution of such Products, and in no other way whatever. Dealer further agrees that after the termination or expiration of this Agreement for any reason, Dealer will not use or imitate any of B&O's Proprietary Marks or the Prime Site System or any of the distinguishing characteristics of either. Dealer shall in no event and at no time, either directly or indirectly, in any manner or fashion, disparage the names or good will of BOA, B&O a/s, the B&O Proprietary Marks, or the Prime Site System.

     B. Unless Dealer shall have received BOA's prior written consent and the consent of the owner thereof, Dealer will not display or use at the Premises any trademark, service mark or other marks or advertisements of any other person, firm or corporation.

     C. Any and all documents or other printed or written materials to which Dealer intends to apply or affix B&O's Proprietary Marks, including without limitation stationery, brochures, invoices, and advertising, must be approved by BOA in writing prior to use thereof. On any and all such materials, B&O's Proprietary Marks shall be used only in accordance with BOA's instructions and after obtaining its consent. As between Dealer and BOA, B&O's Proprietary Marks shall remain the property of BOA. Dealer will not have any right to use B&O's Proprietary Marks other than as provided in this Agreement.

     D. In order to protect the integrity of B&O's Proprietary Marks, BOA requires that B&O's Proprietary Marks be used only in certain styles and formats. Dealer agrees that if BOA objects to any use by Dealer of any of B&O's Proprietary Marks, Dealer will immediately discontinue and cease such use

     E. Dealer agrees to arrange for B&O's Proprietary Marks to appear, in a style or format expressly approved by BOA, on all paper and plastic bags, and all mailing and other packaging materials used by the Business, and Dealer agrees to submit such articles for BOA's prior approval as to quality and style and as to the representation of B&O's Proprietary Marks.

     F. Dealer agrees not to use any signs or advertising in connection with the Business except signs or advertising specifically approved in advance by BOA.

     G. In the event that Dealer receives notice or knowledge or is informed of any claim asserted by any third person that any of B&O's Proprietary Marks, or any use thereof, infringes any trademark or other right of any person, Dealer shall promptly notify BOA of such claim. Upon BOA's receipt of notice from Dealer of any such claim, BOA shall take such action as it may deem reasonably necessary to defend against such claim and, provided that such claim does not arise out of or involve use of B&O's Proprietary Marks by Dealer in a manner not authorized by this Agreement, will assume the costs of such defense and indemnify and hold Dealer harmless from and against any loss incurred by Dealer resulting directly and solely from an infringement claim arising from Dealer's use of B&O's Proprietary Marks. In no event, however, shall BOA be liable to Dealer for consequential or exemplary damages. BOA shall have sole authority to settle, compromise or otherwise dispose of any such claim. Dealer agrees to cooperate fully with BOA in the defense of any such claim.

     H. In the event that Dealer learns of or obtains any information concerning any actual or threatened infringement or piracy of B&O's Proprietary' Marks, Dealer shall promptly notify' BOA. Upon receipt of notice of any such claim, BOA shall take such action as it may deem reasonably necessary. BOA shall have sole authority to settle, compromise or otherwise dispose of any claim based on such notification. Dealer agrees to cooperate fully with BOA in regard to any such claim.

     IX. CONFIDENTIALITY.

     A. Dealer agrees that it shall not disclose any information or knowledge concerning the Prime Site System (including specifically, but without limitation, the Manual), all of which is confidential, to any person other than appropriate Dealer personnel as necessary in the operation of the Business. Dealer shall not copy the Manual or other confidential information, and Dealer shall use the Manual and other confidential information only as necessary in the operation of the Business. The Manual and other confidential information shall at all times remain the sole property of BOA, and the same shall promptly be returned to BOA upon the termination of this Agreement.

     B. To the extent permitted by law, Dealer agrees to require that each of Dealer's employees execute a confidentiality agreement in substantially the form attached hereto as Exhibit No.3. Dealer agrees to take all necessary steps to enforce such agreement when it becomes aware of any violation thereof. and to immediately report any such violation to BOA.

     X. INDEMNIFICATION; INSURANCE AND ENFORCEMENT.

     A. Except as otherwise provided in this Agreement, Dealer shall indemnify and save BOA, B&O a/s and their respective successors and assigns, and their officers. agents and employees, harmless from and against all claims. demands, costs, and expenses, of whatever nature, arising out of the operation of the Business; provided, however, that Dealer's indemnification obligations under this Section X.A. shall not apply in respect of any claims or liability arising solely out of BOA's acts or omissions (i) in the design and/or manufacture of the Products or (ii) in respect of any infringement upon any patent, copyright or trademark held by a third party.

     B. Dealer shall maintain in effect during the term of this Agreement insurance coverage of the type and in the minimum amounts set forth in Exhibit No.4, which insurance shall name BOA and B&O a/s as additional insureds. Each such contract of insurance shall contain agreements by the insurer that the contract will not be canceled except upon at least thirty (30) days prior notice to each of the insureds, that the act or omission of one insured will not invalidate the contract or its coverage as to any other insured, and that the insurer will furnish to BOA and Dealer evidence of the insurance coverage in effect from time to time during the term of this Agreement. All such insurance shall be issued by a carrier licensed to do business in the State of Illinois and in the jurisdiction where the Business operates.

     C. In the event of any legal proceedings or litigation between BOA and Dealer with respect to this Agreement, the Lease Documents or the Manual, the prevailing party shall be entitled to recover its reasonable attorneys' fees and expenses in connection therewith from the non-prevailing party.

     D. Should either party breach the terms of this Agreement, it is agreed that the non-breaching party will suffer irreparable loss and damage as a result of such breach. In addition to all other remedies available to it, the non-breaching party shall be entitled to both temporary and permanent injunctive relief to prevent a breach or contemplated breach of this Agreement by the breaching party.

     XI. DURATION OF AGREEMENT/RIGHT TO TERMINATE.

     A. Subject to the provisions of Section XI.B. below, the term of this Agreement shall commence on the date hereof and shall terminate on May 3 1, 1999; provided, however, that this Agreement shall automatically be renewed for a period of seven years commencing June 1, 1999 and ending May 31, 2006 upon execution and delivery of the Licensed Dealer Agreement substantially in the form of Exhibit No.7 attached hereto. BOA and Dealer agree that they shall execute and deliver such Licensed Dealer Agreement effective as of June 1, 1999.

     B. Without prejudice to any remedy either party may have for breach or nonperformance of this Agreement, BOA may terminate this Agreement as provided below upon the occurrence of any of the following events:

     1. BOA may terminate this Agreement effective immediately upon the occurrence of any of the following events:

     a. If the right of Dealer to occupy the Premises terminates for any reason, or if Dealer shall be in default of any of its obligations under the Lease Documents;

     b. If Dealer breaches the provisions of Section VI.D, VI.E or VI.J, or commits any other action or omission which in BOA's sole judgment adversely affects the interests of BOA in promoting the marketing of Products;

     c. If Dealer fails to make any payment when due under this Agreement any Exhibit to this Agreement or the Manual and the same remains unpaid for a period often days after delivery of written notice thereof to Dealer, or the Dealer fails to make any payment when due under the Lease Documents;

     d. If Dealer fails to meet its Product Service obligations under Section VI.Q;

     e. If Dealer for any reason, and at any time, vacates the Premises or ceases to maintain the Business at the Premises in accordance with the Manual;

     f. In the  event of any  breach of any  representation  or  warranty  under
Section XVI.A or XVI.B;

     g. If Dealer makes any assignment or transfer, or any purported or deemed assignment or transfer, in violation of this Agreement;

     h. If Dealer is dissolved or liquidated, or a receiver is appointed for Dealer; or

     i. Upon the bankruptcy or insolvency of Dealer, or any assignment or composition of Dealer for the benefit of creditors; or if a written warrant of attachment or any similar process is issued by any court against all or any substantial portion of Dealer's property or assets, and the writ, warrant of attachment, or similar process is not released or bonded within fifteen (15) days of the entry or levy.

     2. BOA may terminate this Agreement if any of the following defaults shall occur and Dealer shall fail to correct or cure such default within ten (10) days after having received written notice of, or having otherwise become aware of, such default:

     a. If Dealer shall fail to satisfy its obligation to meet any minimum purchase requirement required by Exhibit No.1 hereto;

     b. If Dealer fails to adhere to all display requirements, including but not limited to having on display, in working order and in good condition, all Products to be on display as required by Exhibit No. I hereto;

     c. If Dealer fails to present Products competently and in accordance with BOA's standards; or

     d. If Dealer shall be in default under any other of its obligations under this Agreement (including the Lease Documents, the other Exhibits hereto and the Manual) or shall be in default of any' payment obligations to BOA under any other agreement between Dealer and BOA or any affiliate of BOA, other than those defaults enumerated in Section XI.B.l above, and such default shall continue after the expiration of any applicable grace or cure period; or

     e. If a business other than Dealer shall be in default of any payment obligations to BOA under any agreement with BOA or any affiliate of BOA provided the Dealer and that business are under common control.

     C. Neither BOA nor Dealer shall be liable to the other because of the termination of this Agreement, for compensation, or reimbursement, or damages for loss of prospective profits on anticipated sales or on account of expenditures, investments, leases, or any type of commitments made in connection with the business of either of them.

     XII. RESPONSIBILITIES UPON TERMINATION.

     A. Upon the termination of this Agreement, Dealer shall no longer be an authorized Prime Site dealer for the Products, and Dealer shall immediately pay all amounts owed, whether or not due, to BOA, on the effective date of termination.

     B. Upon the expiration or termination of this Agreement, Dealer shall (i) discontinue forthwith any and all use of B&O's Proprietary Marks and the copyrighted material of BOA or B&O a/s, including such use in advertising, (ii) discontinue all operations of the Business, (iii) forthwith notify' and instruct publications and others who may list or publish Dealer's name as a Prime Site Dealer, including telephone directories, yellow pages, and other business directories, to discontinue such listing of Dealer, and (iv) return to BOA all promotional literature and material, including point of purchase materials and displays, provided to Dealer by BOA.

     C. Upon termination of this Agreement for any reason, BOA shall have the option to repurchase from Dealer any or all new, current products in Dealer's inventory at the net invoice prices at which such Products were originally purchased by Dealer from BOA, less any discounts and allowances which BOA may have given to Dealer for such Products and reasonable costs for handling and processing. This option may be exercised by BOA at any time within thirty (30) days after the effective date of termination of this Agreement. Dealer agrees to deliver such repurchased Products to BOA in their original packages, and to otherwise cooperate with BOA as requested by BOA in connection with BOA's exercise of its repurchase right hereunder.

     XIII. DEALER NOT AN AGENT.

     A. This Agreement does not in any way create the relationship of principal and agent between Dealer and BOA or B&O a/s, and in no circumstances shall Dealer, its agents or employees be considered the agents of BOA or B&O a/s Dealer shall not act or attempt to act or represent itself directly or by implication as agent of BOA or B&O a/s, or in any manner assume or create or attempt to assume or create any obligation or make any contract, agreement, representation or warranty on behalf or in the name of BOA or B&O a/s, except such Product warranties as may be previously authorized in writing by BOA. No partnership, joint venture, agency, or employment is intended or created by this Agreement.

     B. During the term of this Agreement, Dealer shall hold itself out to the public as an independent contractor operating the Business pursuant to a license from BOA. Dealer agrees to take such further affirmative action as BOA may require in this regard, including, without limitation, (i) exhibiting a notice of Dealer's licensee status (in form prescribed by BOA) in a conspicuous place on the Premises, (ii) making any and all "assumed name" or similar filings required or permitted to be made under applicable state and local laws to disclose the true identity of the Dealer, (iii) placing the phrase "an authorized independent dealer of Bang & Olufsenr products" in a conspicuous location on all advertising, promotional materials, letterhead, business cards, forms and other printed materials, (iv) maintaining in good standing its existence as an independent entity, and (v) taking such other action as BOA may specify from time to time.

     XIV. FORCE MAJEURE. Except as otherwise provided in this Section XIV, neither party hereto shall be responsible for or liable for failure to perform any part of this Agreement or for any delay in the performance of any part of this Agreement, directly or indirectly resulting from or contributed to by any foreign or domestic embargoes, acts of God or the public enemy; the adoption or enactment of any law, ordinance, regulation, ruling or order directly or indirectly interfering with the performance hereunder; or wars, fires, floods, explosions, strikes, factory shut downs, work stoppages, slow-downs or other differences with workmen; shortages of fuel, power, materials or labor, or delay in or lack of the usual means of transportation; action taken to carry out the intent or purpose of any law or administrative regulation or order having the effect of law; compliance with any request by a governmental agency or official thereof, extraordinary currency devaluations, taxes, or customs duties or other similar charges or assessments; or other events or contingencies beyond the reasonable control of such party; provided, however, that the foregoing shall not apply to, and shall not excuse Dealer from any delay in respect of, any payment of money required pursuant to this Agreement, the Lease Documents or the Manual.

     XV. ASSIGNMENT.

     A. The relationship created between BOA and Dealer is personal in nature. BOA, in entering into this Agreement, has relied upon the continued active participation of certain individuals in the operations of Dealer. Dealer shall have no right to assign this Agreement without the prior written consent of BOA. This Agreement shall automatically terminate upon purported assignment or transfer by Dealer thereof unless Dealer shall have given written notice to BOA. together with all necessary information relating to the proposed assignment or transfer and the proposed assignee or transferee, at least thirty (30) days prior thereto, and shall have received the written consent (which consent may be granted or withheld in BOA's sole discretion) of BOA to such assignment or transfer within fifteen (15) days after BOA's receipt of Dealer's notice to BOA. For purposes of this Agreement, any change in ownership or active management of Dealer shall be deemed an assignment or transfer which requires the prior consent of BOA. Dealer's obligations under this Agreement shall survive any assignment or transfer by Dealer; provided, however, that so long as Dealer is a publicly traded company, any transfer or series of transfers as part of a single transaction, of the common stock of Dealer shall not require the prior consent of BOA unless, as a result of such transfer or series of transfers. control of Dealer is acquired by any manufacturer of consumer electronics products having annual sales in the United States of $10,000,000 or more. For purposes of the immediately preceding sentence, "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of Dealer, whether through the ownership of voting securities, by contract or otherwise. Dealer's continuing responsibilities under this Agreement shall apply should the Agreement be terminated hereunder.

         B. BOA shall be authorized to assign or transfer this entire Agreement, or any portion of its rights and obligations under this Agreement. Any assignment or transfer of obligations hereunder by BOA shall, to the extent that such obligations are assumed by the assignee or transferee, relieve BOA from such obligations.

     C. This Agreement shall be binding upon each of the parties to it and their respective heirs, executors, administrators, successors, and assigns, but this sentence shall not be deemed to authorize an assignment or transfer by Dealer in violation of the other provisions of this Agreement.

     XVI. INFORMATION FURNISHED TO BOA.

     A. Dealer acknowledges that BOA has been induced to enter into this Agreement by certain information (including, but not limited to, financial statements) heretofore submitted by Dealer, which information BOA has relied on in entering into this Agreement. Dealer warrants and represents that such information is true, correct, complete and accurate. In the event that such information contains any material misstatements, errors, or omissions of material facts, BOA shall have the right to terminate this Agreement effective immediately upon written notice to Dealer, and shall have all other rights under law. Further, (i) if such misstatement, error or omission is the result of fraud or (ii) if such misstatement is the result of a misrepresentation regarding any material fact pertaining to the ownership of Dealer or Dealer's financial information or financial reporting requirements to BOA, then at BOA's option any and all other agreements with Dealer shall also be terminated effective immediately upon written notice to Dealer.

     B. In entering into this Agreement, BOA is also relying upon Dealer's representation and warranty that Dealer's execution of this Agreement and performance of its obligations hereunder will not constitute a violation or breach, or cause Dealer to be in violation or breach, of any lease or other contractual obligation that it has to any other person. Dealer hereby confirms its representation and warranty to this effect.

     XVII. PAYMENTS DUE. Notwithstanding anything to the contrary. contained in the Agreement, all payments to be made by Dealer to BOA in respect of services or goods (including, without limitation, fixtures) purchased prior to or during the first six months of operation of the Business shall be deferred during such period and shall not be due and payable until the first day immediately following the expiration of such six month period; provided, however. that the foregoing limitations shall not apply to Products purchased by Dealer from BOA, it being agreed that such Products shall be purchased and paid for in accordance with ordinary terms; and further provided, however, that this paragraph XVII shall not apply if this Agreement renews or extends a prior Prime Site Marketing Agreement between BOA and Dealer.

     XVIII. RIGHT OF FIRST REFUSAL. If at any time during the term of this Agreement Dealer receives from any entity or firm a bona fide offer for the assignment of Dealer's right to occupy the Premises (any such bona fide offer being hereinafter referred to as an "Offer"), or Dealer otherwise wishes to so transfer its right to occupy the Premises, Dealer shall provide BOA with a written notice setting forth the terms of such Offer or the other terms of such transfer as soon as practicable. Within 60 days after receiving such notice, BOA shall have the right (but not the obligation) to accept the assignment of the right to occupy the Premises on the identical terms as set forth in such notice, and may exercise same by delivering to Dealer notice of its intent to exercise during such 60 day period. Upon delivery of such notice of intent to exercise, the parties shall consummate the assignment of the right to occupy the Premises as soon as practicable thereafter.

     If any transfer of the right to occupy the Premises is made by Dealer with the consent of BOA, BOA's right of first refusal shall survive such transfer.

     XIX. EXHIBITS.

     There are eight Exhibits to this Agreement, which are as follows:

         Exhibit No. 1;
         Exhibit No. 2 (Lease Documents);
         Exhibit No. 3 (Employee Confidentiality Agreement);
         Exhibit No. 4 (List of insurance coverage furnished by Dealer); Exhibit No. 5 (Authorized non-Bang & Olufsenr products);
         Exhibit No. 6 (Letter regarding the use of names);
         Exhibit No. 7 (Licensed Dealer Agreement);
         Exhibit No. 8 (Letter regarding Repurchase of Inventory).

     The provisions of each of the Exhibits 1, 3, 4, 5 and 6 are part of this Agreement.

     XX. ENTIRE AGREEMENT. ETC.

     A. This Agreement (including the Exhibits hereto) and the Manual embody the entire agreement between the parties hereto in connection with the subject matter hereof and supersede all prior agreements, if any. Any waiver, amendment or modification of this Agreement, to be effective, must be in writing and signed by the parties hereto. There are no oral or implied agreements, and no oral or implied warranties between the parties.

     B. It is expressly agreed that no stipulation. conditions or statements contained in any purchase order or similar form which may be submitted by Dealer in connection with its purchase of Products shall be binding upon BOA even though orders given on such forms are accepted or filled by BOA. The terms and conditions stated on BOA's invoices and/or acceptances of such Dealer orders together with the terms and conditions stated herein, which shall be incorporated therein by reference, shall control and, if no terms and conditions appear thereon, then the terms of this Agreement shall be deemed controlling.

     C. The waiver by BOA of any one default or provision of this Agreement or the Manual shall not waive any subsequent defaults of the same provision on another occasion, or any default of any other provision.

     D. All terms and words used in this Agreement, regardless of the number and gender form in which they are used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context or sense of this Agreement or any section or clause herein may require, the same as if such words had been fully and properly written in such number and gender form.

     E. The provisions of this Agreement where the context or sense of this Agreement so indicates shall survive any termination of this Agreement.

     XXI. SEVERABILITY. If any provision in this Agreement, or its application to any person or circumstance, is invalid or unenforceable, BOA may in its sole discretion elect to terminate this Agreement. In the event that BOA does not so elect to terminate this Agreement, the remainder of this Agreement or the application of such invalid or unenforceable provision to other persons or circumstances shall not be affected thereby.

     XXII. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

     XXIII. NOTICES. Notices given pursuant to the terms of this Agreement shall be in writing and shall be delivered personally or by certified or registered mail, addressed to Dealer at the address first set forth in this Agreement, and to BOA, at Bang & Olufsen America, Inc., 1200 Business Center Drive, Mount Prospect, Illinois 60056, Attention: President. Any personally delivered notice shall be deemed given upon actual delivery. Any mailed notice shall be deemed to have been received seven (7) days after the certified or registered mailing date. The addresses for such notices may be changed from time to time by written notice.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have entered into this Prime Site Marketing Agreement on the day and year first above mentioned.


                                    DEALER

BANG & OLUFSEN AMERICA, INC.        HARVEY ELECTRONICS, INC.



By: /s/ Ole Bek                 By:  /s/ Joseph J. Calabrese
    ------------------------        -----------------------------
    Ole Bek, President              Joseph J. Calabrese, Executive Vice
                                      President and Chief Financial Officer

                          BANG & OLUFSEN AMERICA, INC.
                  PRIME SITE MARKETING AGREEMENT (UNION SQUARE)

                                  EXHIBIT NO.1

     BOA designates Harvey Electronics, Inc., CL/b/a Bang & Olufsen - Union Square ("Dealer") as one of its authorized dealers, subject to the terms and conditions set forth in the Prime Site Marketing Agreement ("Agreement"), and those terms and conditions set forth in this Exhibit No. 1.

     1. DEALER AGREES:

     A. To display at the Premises all Bang & Olufsenr products purchased and owned by Dealer and such other Products as BOA may designate in 'writing from time to time. BOA has the right to add to or delete any Product on such list at any time on not less than 30 days notice.

     B. To display the Products in an appropriate environment to be approved by BOA.

     C. RESERVED

     D. To sell Products only to retail customers and only from the Premises, and not to sell Products to any dealers, including dealers authorized by BOA or otherwise.

     E. To comply with such warranty and service requirements as may be established by BOA from time to time with respect to Products sold by Dealer.

     2. BOA AGREES to provide Dealer with marketing support in accordance with the current marketing support program that BOA, in its discretion, may establish from time to time, subject to any additional marketing support BOA has agreed in writing to provide Dealer.

     IN WITNESS WHEREOF, the parties hereto have caused this Exhibit No.1 to Prime Site Marketing Agreement to be executed in duplicate.

BANG & OLUFSEN AMERICA, INC.                 HARVEY ELECTRONICS, INC.



By:  /s/ Ole Bek                      By:   /s/Franklin C. Karp
    ---------------------------             ---------------------------------
                      President       Title:  Executive Vice President and Chief
                                              Financial Officer


Dated as of _______________

                                  Exhibit No. 2
                                       to
                          Bang & Olufsen America, Inc.
                  Prime Site Marketing Agreement (Union Square)

                                 LEASE DOCUMENTS

                                [to be inserted]

                                  Exhibit No.3
                                       to
                          Bang & Olufsen America, Inc.
                  Prime Site Marketing Agreement (Union Square)

                       EMPLOYEE CONFIDENTIALITY AGREEMENT

     In consideration of employment of the undersigned by Harvey Electronics, Inc. ("Dealer"), the undersigned agrees as follows:

     1. As used herein. the following terms shall have the following respective meanings:

     A. "BOA" means Bang & Olufsen America. Inc., a Delaware corporation.

     B. "Business" means the business operated by Dealer under the name "Bang & Olufsenr".

     C. "Manual" means the written specifications of the Prime Site System supplied by BOA, as amended or updated by BOA from time to time.

     D. "Prime Site System" means the distinctive business format and methods of operation and the designs developed by BOA for the interior and exterior appearance of retail stores such as the Business operated in accordance with the Manual.

     2. The undersigned agrees not to disclose any information or knowledge concerning the Prime Site System (including specifically, but without limitation, the Manual), all of which is acknowledged to be confidential, to any person, other than appropriate Dealer personnel as necessary in the operation of the Business.

     3. The undersigned further agrees not to copy the Manual or other confidential information, and to use the Manual and other confidential information only as necessary in the performance by the undersigned of duties on behalf of Dealer.

     4 The undersigned acknowledges that the Manual and other confidential information shall at all times remain the property of BOA.

     5. The obligations of the undersigned under this agreement shall continue notwithstanding termination of the undersigned's employment relationship with Dealer for any reason.

     6. The covenants and obligations set forth in this agreement are intended to benefit Dealer and BOA and shall be enforceable against the undersigned by either Dealer ()~ BOA, as BOA may elect.

     Date:____________________

                                          Employee:


                                          ------------------------------------
                                          Print Name:
                                          Address:

                                  Exhibit No.4
                                       to
                          Bang & Olufsen America, Inc.
                  Prime Site Marketing Agreement (Union Square)

                     INSURANCE COVERAGE FURNISHED BY DEALER


     Commercial General Liability Insurance with a combined single limit of at least $1,000,000

     Property Insurance with limits of at least $500,000

     Business Interruption Insurance in form and with coverages reasonably satisfactory to BOA

                                  Exhibit No.5
                                       to
                          Bang & Olufsen America, Inc.
                  Prime Site Marketing Agreement (Union Square)

           LIST OF AUTHORIZED VENDORS OF NON-BANG & OLUFSENr PRODUCTS

Sony Video
Runco
Sharpvision
Mitsubishi
Marantz
Stewart Film Screen
Niles
Proton
Salamander Designs
BDI
Velodyne
Faroudja
Panamax
Monster Power

                                  Exhibit No.6
                                       to
                          Bang & Olufsen America, Inc.
                  Prime Site Marketing Agreement (Union Square)
                      Letter re Use of Names (see attached)

                                 January 6, 1999



Mr. Franklin Karp
Harvey Electronics Inc.
205 Chubb Avenue
Lyndhurst New Jersey 07071

     Re: Prime Site Marketing Agreement dated January 6, 1999 (together with all amendments and supplements thereto and modifications, renewals, extensions and restatements thereof, and all successor agreements thereto, the "Dealer Agreement") between Bang & Olufsen America, Inc. ("BOA") and Harvey Electronics, Inc. ("Harvey")

Dear Franklin:

     This letter sets forth the terms and conditions under which BOA and Harvey shall grant to each other the reciprocal right to use certain proprietary names and trademarks owned by each of BOA and Harvey. Capitalized terms used in this letter and not otherwise defined herein shall have the meanings specified in the Dealer Agreement.

     In consideration of the mutual covenants and agreements set forth in this letter and in the Dealer Agreement, Harvey and BOA agree as follows:

     1. Subject to the provisions of paragraph 3 of this letter, BOA hereby grants to Harvey the non-exclusive right and license during the term of this letter to use the name "Bang & Olufsenr" and "Bang & Olufsen America, Inc." in press releases, other public announcements and/or any documents, instruments or certificates filed with any governmental authority ("Public Documents") pursuant to any law, statute rule or regulation applicable to any corporation, partnership, limited liability company or other legal entity any or all of the securities of which are publicly traded (collectively, "Securities Regulations").

     2. Subject to the provisions of paragraph 3 of this letter. Harvey hereby grants to BOA the non-exclusive right and license during the term of this letter to use the name "Harvey Electronics, Inc." in connection (i) the advertisement and promotion of BOA Products and/or BOA. its business and its licensed dealer program as in effect from time to time and/or (ii) any press releases, other public announcements and/or Public Documents filed with any governmental authority pursuant to any applicable Securities Regulation.

     3. Any use of the names "Bang & Olufsenr" and "Bang & Olufsen America, Inc." by Harvey shall be subject to the prior 'written approval of BOA and any use of the name Harvey Electronics, Inc." by BOA shall be subject to the prior 'written approval of Harvey.

     (a) Either party intending to use the name of the other party shall provide written notice of such intent ("Notice of Use"). Any Notice of Use shall specify' how the party's name is to be used, the medium in which such name shall be used. and the duration of such use.

     (b) The party receiving a Notice of Use ("Receiving  Party") shall have ten
(10) days from the date of the receipt of such Notice of Use ("Objection Period") within which to object to the use described therein. If objection is made by the Receiving Party within the Objection Period, the party issuing the Notice of Use ("Issuing Party") shall be prohibited from using the name of the Receiving Party in the manner described in the Notice of Use. If no objection is made by the Receiving Party within the Objection Period, the Issuing Party shall be entitled to use the Receiving Party's name in the manner described in the Notice of Use. Any objection to a Notice of Use shall be in the sole discretion of the Receiving Party, except as provided in paragraph 3(c) below.

     (c) Notwithstanding anything contained in this letter or the Dealer Agreement to the contrary, neither party shall unreasonably withhold or delay its consent to any Notice of Use relating to a Public Document to be issued or filed pursuant to applicable Securities Regulations.

     4. This letter shall remain in full force and effect so long as the Dealer Agreement shall be in effect; provided, however, that any use described in a Notice of Use which is implemented prior to the termination or expiration of this Agreement shall have the duration described in such Notice of Use. For the purposes of this letter a use shall be deemed to be implemented if there is then in effect a binding contract, commitment or obligation with a third party with regard to such use or if a Public Document has been published or filed which includes such use.

     5. Any notice or communication required or permitted to be given under this letter shall be in writing and shall be delivered in the manner specified in the Dealer Agreement.

     6. To induce BOA to enter into this letter. Harvey represents and warrants to BOA as follows:

     (a) The execution of this letter and the performance of its obligations hereunder will not constitute a violation or breach of any obligation, contractual or otherwise, that it may have to any other person or entity.

     (b) As of the date hereof, Harvey is not in default under the Dealer Agreement and no event has occurred, and no condition exists, that with the giving of notice or passage of time, or both, would constitute a default by Harvey under the Dealer Agreement.

     7. This letter shall be governed by, and construed in accordance with, the laws of the State of Illinois without reference to conflicts of law or choice of law principles.

     8. The Dealer Agreement shall remain unmodified and shall continue in full force and effect.

     9. This letter may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     Please acknowledge your acceptance of the terms and conditions of this letter by signing a copy of this letter enclosed herewith and returning it to me as soon as possible.

                                   Sincerely


                                   /s/ Ole Bek
                                   ------------------------
                                   Ole Bek, President


Agreed and Accepted:
HARVEY ELECTRONICS, INC.


By:   /s/Joseph J. Calabrese
      ------------------------------
      Joseph J. Calabrese
Its:  Executive Vice President and Chief
        Financial Officer
Date: January 6, 1999